                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                Enterbank Holdings, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            ENTERBANK HOLDINGS, INC.
                                 150 N. MERAMEC
                             CLAYTON, MISSOURI 63105

                                  To be held on
                                 April 29, 2002

To the Shareholders of Enterbank Holdings, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of Enterbank Holdings, Inc. (the "Company") will be held at The Marriott West, 600 Maryville Centre Drive, St. Louis, Missouri 63141, on Monday, April 29, 2002, at 8:30 a.m. Central Standard time, for the following purposes:

          1. To elect Seventeen (17) directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected and have qualified.

          2. To consider and act upon ratification of the selection of KPMG LLP as independent accountants for the year ending December 31, 2002.

          3. To approve an amendment to the Certificate of Incorporation of Enterbank Holdings, Inc. changing the name of the Company from Enterbank Holdings, Inc. to Enterprise Financial Services Corp.

          4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on March 15, 2002, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

By Order of the Board of Directors,



James C. Wagner, Secretary

Clayton, Missouri
April 10, 2002

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                                 PROXY STATEMENT
                            ENTERBANK HOLDINGS, INC.
                                 150 N. Meramec
                             Clayton, Missouri 63105

This Proxy Statement is furnished to the shareholders of Enterbank Holdings, Inc. (the "Company") by the Board of Directors of the Company in connection with the solicitation of proxies to be voted at the Annual Meeting of Shareholders to be held at 8:30 a.m. on April 29, 2002, at The Marriott West, 600 Maryville Centre Drive, St. Louis, Missouri 63141 or any adjournment or postponement thereof. The cost of this solicitation will be borne by the Company. The proxies are solicited by the Board of Directors of the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's common stock, par value $.01 (the "Common Stock"), registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses. The mailing of this proxy statement to shareholders of the Company commenced on or about April 10, 2002.

Only holders of Common Stock of record at the close of business on March 15, 2002 (the "Record Date") are entitled to notice of and to vote at the meeting. On the Record Date, the Company had outstanding and entitled to be voted 9,309,451 shares of Common Stock. The presence in person or by proxy of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business. If a quorum is not present at the time the Annual Meeting is convened, the Company may adjourn or postpone the Annual Meeting.

Each holder of Common Stock is entitled to one vote for each share of Common Stock held with respect to each matter to be voted upon; provided, however, that cumulative voting shall be available for the election of directors. Under cumulative voting, each shareholder is entitled to cast a number of votes equal to the number of shares held by such shareholder multiplied by the total number of directors to be elected. These votes may be divided among all nominees equally or may be voted for one or more of the nominees, either in equal or unequal amounts, as the shareholder may elect. A plurality of votes cast at the Annual Meeting is required for the election of each director. Approval of the proposed amendment to the Certificate of Incorporation requires the affirmative vote of holders of a majority of shares entitled to vote at the meeting. Ratification of the selection of independent accountants and approval of any other proposal which may be brought before the meeting each requires the affirmative vote of a majority of the shares present at the meeting and entitled to vote on the matter. An abstention from voting on a matter by a stockholder present in person or by proxy will have no effect on the election of directors but will have the same legal effect as a vote against any other proposal. If a broker or other nominee holder indicates on the Proxy Card that it does not have discretionary authority to vote the shares it holds on record on a proposal, those shares will not be considered as present and entitled to vote on the proposal.

Such broker non-votes will have the same effect as a vote against the proposal to amend the Certificate of Incorporation, but will not have an effect on the votes for any other proposal.

All shares of Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting which are not properly revoked will be voted at the Annual Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted FOR the election of the Board's director nominees and FOR the ratification of the recommended independent accountants and FOR amending the Certificate of Incorporation.

Any proxy may be revoked at any time before it is voted by a written notice to the Secretary of the Company sent to the address shown below, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting. The Company's corporate offices are located at 150 North Meramec, Clayton, Missouri 63105 and its telephone number is (314) 725-5500.

                            ________________________

               The date of this Proxy Statement is April 10, 2002


                              ELECTION OF DIRECTORS

                                (Proposal No. 1)

The Board of Directors has nominated for election the Seventeen (17) persons named below. All of the nominees are currently members of the Board of Directors. All of the nominees except Paul J. McKee, Jr. and Stephen Oliver have previously been elected by the shareholders of the Company. It is intended that proxies solicited will be voted for such nominees. The Board of Directors believes that each nominee named below will be able to serve, but should any nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

In the past, the Company issued Stock Appreciation Rights (SARs) to Directors to compensate them for their service. However, in December 2001, the Company gave Directors who held SARs the opportunity to continue with the SAR program or forfeit their existing SARs in favor of receiving cash compensation on a per-meeting-attended basis. For Directors who chose to stay under the SAR Plan, the Company has the option to pay vested SARs either in the form of cash or Enterbank Common Stock. If the cash option was chosen, Directors receive cash payments currently set at $100 per board meeting attended and $50 per committee meeting attended beginning with the January 16, 2002 meeting and retroactive pay for meetings attended since the SARs were granted. Directors who are employees of the Company are not eligible to receive any form of compensation for their services as directors. Specific SAR information for each Director who still holds them is included in the Beneficial Ownership table on page 12.

The following biographical information is furnished with respect to each member of the Board of Directors of the Company, some of whom also serve as directors and/or officers of one or more of the Company's subsidiaries. There are no family relationships between or among any directors or executive officers of the Company.

                              Present Position(s)            Principal Occupation
Name and Age                  with the Company               During Past 5 Years
------------                  ----------------               -------------------
Fred H. Eller, 57             President and Chief            President, Chief Executive Officer and Director of
                              Executive Officer, Director    the Company since 1995; Chairman of the Board of the
                                                             Bank since 1996; Chief Executive Officer of the Bank
                                                             since 1988.

Paul J. McKee, Jr., 56        Chairman of the Board,         Co-founder, Paric Corporation since 1979 (design/build
                              Director                       contracting business); Chief Executive Officer of
                                                             Environmental Management Corp (environmental operations
                                                             firm) since 1982; Chief Executive Officer of McEagle
                                                             Development (real estate development and operations
                                                             firm) since 1995; Chairman of the Company since 2001.

Kevin C. Eichner, 51          Vice Chairman of the Board,    Chief Executive Officer, GenAmerica Financial Corporation
                              Director                       since 2000; President, General American 1997-2000; Vice
                                                             Chairman of the Board of the Company since 1995.

Paul R. Cahn, 76              Director                       President, Elan Polo Imports, Inc. (importer of women's
                                                             and children's casual shoes) since 1976; Director of the
                                                             Company since 1996.

Ronald E. Henges, 69          Director                       Former  Chief Executive Officer, Creve Coeur Camera
                                                             (multi-store retailer of camera and video equipment);
                                                             President and Chief Executive Officer of Henges
                                                             Associates, Inc. (manufacturer and installer of
                                                             prefabricated wall systems) 1991-1995; Chairman of
                                                             the Board of the Company 1995-2001.

Richard S. Masinton, 60       Director                       Chief Administrative Officer and Chief Financial Officer
                                                             Russell Stover Candies (candy manufacturer) since 1997;
                                                             Chief Financial  Officer Westlake Hardware (retail hardware)
                                                             1989-1997; Director of the Company since 2000.

William B. Moskoff, 59        Director                       President and Chief Operating Officer, Bock Pharmacal
                                                             (prescription pharmaceutical company) 1993-1996; President
                                                             Tyler Group (veterinary pharmaceuticals) since 1996; Director of the Company since 1998.

Birch M. Mullins, 58          Director                       President, Baur Properties (developer of commercial real estate properties) 1992-1997; Vice President of Duke Realty Investments
                                                             1997-1998; President, Lindbergh Warson Properties since 1998;
                                                             Director of the Company since 1996.

Ted A. Murray, 53             Director                       President of Grubb & Ellis/The Winbury Group (commercial real estate firm) since 1989; Director of the Company since 2000.

Stephen A. Oliver, 55         Director                   President of SKO Automotive Group (owns several car
                                                         dealerships) since 1995; Director of the Company
                                                         since 2001.

Robert E. Saur, 58            Director                   President, Conrad Properties (developer of commercial
                                                         and residential real estate properties) since 1975;
                                                         Director of the Company since 1995.

Jack L. Sutherland, 58        Director                   President of Enterprise Bank since 2000; Vice
                                                         Chairman Mercantile Bank Kansas City 1997-1998;
                                                         Regional President and Chief Executive Officer Mark
                                                         Twain Bank Kansas City 1990-1997; Director of the
                                                         Company since 2000.

Paul L. Vogel, 35             Director                   Senior manager with the Personal Financial Services
                                                         group of Price Waterhouse LLP 1993-1997; Practice
                                                         leader of the Private Client Services Group with
                                                         Arthur Andersen LLP 1997-1998; President, Enterprise
                                                         Trust (financial planning and trust divisions of
                                                         Enterprise Bank) since 1998; Director of the Company
                                                         since 1998.

Henry D. Warshaw, 48          Director                   Principal, Moneta Group (provides financial planning
                                                         products and services) since 1990; Director of the
                                                         Company since 1996.

Ted C. Wetterau, 75           Director                   Chairman and Chief Executive Officer Wetterau
                                                         Incorporated (wholesale food distributor) 1950-1992;
                                                         Chairman and Chief Executive Officer Wetterau
                                                         Associates since 1992; Director of the Company since
                                                         1997.

James L. Wilhite, 68          Director                   President, Stange Corporation (manufacturer of
                                                         marketing and incentive items) since 1990; Director
                                                         of the Company since 1996.

James A. Williams, 49         Director                   President, Sunset Transportation (trucking brokerage
                                                         and consulting firm) since 1990; Director of the
                                                         Company since 1996.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE INDIVIDUALS LISTED FOR ELECTION AS DIRECTORS OF THE COMPANY.

                      Meetings and Committees of the Board

The Board met 12 times in 2001. All directors attended at least 75% of the meetings of the Board of Directors and the Board Committees on which they serve in 2001 except for Directors, Eichner, Henges, Masinton, Mullins, Murray, Saur and Wetterau. Director Oliver joined the Board in September of 2001 and attended two of the four remaining meetings through December 31, 2001. Director McKee, Jr. joined the board in June of 2001 and attended three of the seven remaining meetings through December 31, 2001.

The Board of Directors has an Audit Committee comprised of Richard Masinton, Birch Mullins and William Moskoff. The entire Board of Directors serves as the Compensation Committee. The Board does not have a Nominating Committee.

The Audit Committee assists the Board in fulfilling its oversight responsibilities by reviewing all audit processes and fees, the financial information that will be provided to the stockholders and the Company's systems of internal financial controls. The Audit Committee shares with the Board the authority and responsibility to select and evaluate and, where appropriate, replace the independent public accountants. The Audit Committee met three times in 2001.

                             Audit Committee Report

The Audit Committee of the Company's Board of Directors submits the following report:

The Audit Committee operates under a written charter approved by the Board of Directors which is attached to this Proxy Statement as Appendix A.

Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met with management and independent accountants to review and discuss the consolidated financial statements of the Company. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61, Communications with Audit Committees. The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and considered the compatibility of non-audit services with the auditors' independence, and discussed with the auditors the auditor's independence.

Based upon the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representations of management , the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements for the year ended December 31, 2001 in the Company's Annual Report on Form 10-K, to be filed with the Securities and Exchange Commission.

Respectfully submitted,
THE AUDIT COMMITTEE
Richard S. Masinton
Birch M. Mullins
William B. Moskoff

Audit Fees
----------

The aggregate fees billed for professional services rendered by KPMG LLP for the audit of our annual consolidated financial statements for the year ended December 31, 2001, and the reviews of the condensed consolidated financial statements included in our quarterly reports on Forms 10-Q for the year ended December 31, 2001, were $102,500.

Financial Information Systems Design and Implementation Fees
------------------------------------------------------------

There were no fees billed for information technology services rendered by KPMG LLP during the year ended December 31, 2001.

All Other Fees
--------------

The aggregate fees billed for all other services rendered by KPMG LLP during the year ended December 31, 2001, were $87,815. These other services consisted of:

.. Tax services - $84,315

.. Other - $3,500

                           Board Compensation Report

While the entire Board of Directors acts as the Compensation Committee, Mr. Eller, Mr. Sutherland and Mr. Vogel do not participate in discussions of, nor do they vote on, their own compensation. Mr. Eller's compensation as Chief Executive Officer is tied to the performance of the Company as a whole. His salary for the fiscal year 2001 was $286,250 with a bonus of $25,000, or approximately 9% of his base salary. The possible range for Mr. Eller's bonus as a percent of base salary was 0 - 50%. With decreasing margins and a difficult economic environment affecting earnings and other financial measures, Mr. Eller's bonus was substantially less than the 31% of base salary he earned at the end of 2000. Each year, Mr. Eller sets out his goals and objectives. These goals are often more qualitative than quantitative in nature. His compensation structure is largely dependent upon the fulfillment of his goals and objectives. Due to Mr. Eller's position, his goals and objectives significantly and directly influence the Company's overall performance. The board took note of the operating results of the company. Other measures of Mr. Eller's performance include the implementation of strategic plans set by the Board of Directors, improving operations of the Company, and developing new business opportunities.

Each of the other executive officers of the Company develop similar goals and objectives each year which are tailored to his or her particular function within the Company. Like Mr. Eller, the compensation and bonus awarded to each executive are largely dependent upon the fulfillment of the goals and objectives. Typically, the executive officers have goals that are unit specific, such as loan and deposit growth within a banking unit, and they also have company-wide goals to increase shareholder value and the net worth of the Company. All factors, both financial and strategic, are taken into consideration when determining compensation. Compensation is also determined by employee performance, contribution to the Company, market conditions, Company performance, and other factors. Each executive officer's compensation is comprised of salary, bonus, options and other benefits that are focused upon performance rather than longevity with the Company.
Fred H. Eller             Richard S. Masinton       William B. Moskoff
Birch M. Mullins          Ted A. Murray             Stephen A. Oliver
Robert E. Saur            Jack L. Sutherland        Paul L. Vogel
Henry D. Warshaw          Ted C. Wetterau           James L. Wilhite
Paul J. McKee, Jr.        Kevin C. Eichner          James A. Williams
Paul R. Cahn              Ronald E. Henges


                                               Executive Officers

                                Present Position(s)            Principal Occupation(s)
Name and Age                    with the Company               During Past 5 Years
------------                    ----------------               -------------------
Fred H. Eller, 57               President, CEO of the Company  President, Chief Executive Officer of the Company
                                                               since 1995; Chief Executive Officer of Enterprise
                                                               Bank since 1988.

C. Duncan Burdette, 43          Senior Credit Officer          Senior Credit Officer, Mercantile Bank, Community
                                                               Banking 1997 - 1998; Senior Credit Officer,
                                                               Mercantile Bank,Kansas City 1999 - 2000; Senior
                                                               Credit Officer, Enterprise Bank since 2000.

James E. Graser, 42             President, Enterprise Bank,    Vice President of Enterprise Bank 1989 - 1996;
                                Clayton                        President,Enterprise Bank, Sunset Hills 1996 -
                                                               2001; President, Enterprise Bank, Clayton since
                                                               2001.

Richard C. Leuck, 44            President, Enterprise Bank,    President and Chief Executive Officer of Duchesne
                                St. Peters                     Bank 1991-1996; President, Enterprise Bank, St.
                                                               Peters since 1996.

Frank H. Sanfilippo, 39         Chief Financial Officer of     Senior Vice President and Director of Management
                                the Company                    Accounting, Mercantile Bancorporation 1997-1999;
                                                               Chief Financial Officer of First Banks Inc
                                                               1999-2001; Chief Financial Officer, Enterbank
                                                               Holdings, Inc. since 2001.

                                Present Position(s)            Principal Occupation(s)
Name and Age                    with the Company               During Past 5 Years
------------                    ----------------               -------------------
Jack L. Sutherland, 58          Executive Vice President of    President of Enterprise Bank since 2000; Vice
                                the Company; President,        Chairman Mercantile Bank Kansas City 1997 - 1998;
                                Enterprise Bank                Regional President and Chief Executive Officer Mark
                                                               Twain Bank Kansas City 1990 - 1997.

Paul L. Vogel, 35               President, Enterprise Trust    Senior manager of the Personal Financial Services
                                                               Group of Price Waterhouse LLP 1993-1997; Practice
                                                               leader of Private Client Services Group with Arthur
                                                               Andersen LLP 1997-1998; President, Enterprise Trust
                                                               (financial planning and trust divisions of
                                                               Enterprise Bank) since 1998.

James C. Wagner, 35             Executive Vice President of    Assistant Vice President, Enterprise Bank 1988 -
                                the Company                    1997; Chief Financial Officer, Enterbank Holdings,
                                                               Inc. 1997 - 2001; Executive Vice President,
                                                               Enterbank Holdings, Inc. since 2001.


                             Executive Compensation

The following tables show the compensation paid by the Company to the Company's Chief Executive Officer and the four other most highly paid executive officers of the Company, including its subsidiary, Enterprise Bank, for the years ended December 31, 2001, 2000 and 1999. The individuals listed in this table are known as "named executive officers".

---------------------------------------------------------------------------------------------------------------------------
                                          Annual Compensation                        Long Term
                                        ----------------------                      Compensation
                                                                                    ------------
                                                                                       Awards
                                                                                    ------------
                                                               Other                 Securities            All
   Name and Principal                                          Annual                Underlying           Other
        Position           Year     Salary       Bonus      Compensation (1)        Options/SARs     Compensation (2)
        --------           ----     ------       -----      ----------------        ------------     ----------------
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Fred H. Eller              2001    $286,250     $ 25,000               0               10,000               $ 8,648
                           ------------------------------------------------------------------------------------------
                           2000    $275,000     $ 85,150               0                9,000               $ 9,644
                           ------------------------------------------------------------------------------------------
                           1999    $225,000     $100,150               0                    0               $12,553
                           ------------------------------------------------------------------------------------------
C. Duncan Burdette         2001    $160,000     $ 27,200           6,000                7,500               $ 4,129
                           ------------------------------------------------------------------------------------------
                           2000     $80,000     $ 24,000        $  2,100               10,000               $ 3,714
                           ------------------------------------------------------------------------------------------
                           1999         N/A          N/A             N/A                  N/A                   N/A
                           ------------------------------------------------------------------------------------------
Richard C. Leuck           2001    $155,462     $ 25,000        $  6,000                8,000               $ 9,535
                           ------------------------------------------------------------------------------------------
                           2000    $127,379     $ 50,150        $  6,000                7,000               $11,777
                           ------------------------------------------------------------------------------------------
                           1999    $120,000     $ 37,150        $  3,330                    0               $ 9,481
                           ------------------------------------------------------------------------------------------
Jack L. Sutherland         2001    $261,250     $ 28,000        $  7,200               10,000               $ 3,848
                           ------------------------------------------------------------------------------------------
                           2000    $119,792     $ 45,150        $  2,325               20,000               $ 3,810
                           ------------------------------------------------------------------------------------------
                           1999         N/A          N/A             N/A                  N/A                   N/A
                           ------------------------------------------------------------------------------------------
Paul L. Vogel (3)          2001    $136,250            0        $289,807                5,000               $ 5,993
                           ------------------------------------------------------------------------------------------
                           2000    $125,000            0        $ 98,385                5,000               $ 6,778
                           ------------------------------------------------------------------------------------------
                           1999    $150,000     $ 40,150               0                    0               $ 5,432
---------------------------------------------------------------------------------------------------------------------

(1)    Includes referral fee income, commissions and car allowance
(2) Includes Split Dollar Life Insurance Premium, Long-term Disability Premium, Company 401(k) Match Deferrals and Club Membership Dues, when applicable.
(3) In 2001, Mr. Vogel's compensation changed to a primarily commission based structure. Mr. Vogel is paid commission and a share of the revenue generated in Trust as an advisory representative.

                       Options/SAR Grants in Fiscal 2001
                        ---------------------------------

The following table sets forth information concerning the individual grants of stock options to each of the named executive officers during 2001. The exercise price per share of each option was equal to the fair market value of the shares on the date of grant, as determined by the Board of Directors. The Company has never granted stock appreciation rights to any of the named executive officers. The potential realizable value is calculated based on the term of the options at its time of grant and an assumed rate of stock appreciation of 5% and 10% compounded annually from the date the options were granted until their expiration dates. These numbers are calculated based on the requirements of the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises will depend on the future performance of the common stock of the Company and the date on which the options are exercised.


---------------------------------------------------------------------------------------------------------------------
                               Individual Grants                                             Potential Realizable
                                                                                               Value at Assumed
                         Number of         Percent of                                        Annual Rates of Stock
                         Securities      Total Options/                                      Price Appreciation for
                         Underlying       SARs Granted                                            Option Term
                        Options/SARs      to Employees    Exercise or    Expiration          ----------------------
        Name              Granted        in Fiscal Year    Base Price       Date              5%               10%
        ----              -------        --------------    ----------       ----              --               ---
---------------------------------------------------------------------------------------------------------------------
Fred H. Eller                   10,000           2.90%       $11.75        7/1/2011           $73,895        $187,265
                      -----------------------------------------------------------------------------------------------
C. Duncan Burdette               7,500           2.10%       $11.75        7/1/2011           $55,421        $140,449
                      -----------------------------------------------------------------------------------------------
Richard C. Leuck                 8,000           2.32%       $11.75        7/1/2011           $59,116        $149,812
                      -----------------------------------------------------------------------------------------------
Jack L. Sutherland              10,000           2.90%       $11.75        7/1/2011           $73,895        $187,265
                      -----------------------------------------------------------------------------------------------
Paul L. Vogel                    5,000           1.45%       $11.75        7/1/2011           $36,945        $ 93,632
---------------------------------------------------------------------------------------------------------------------


     Aggregated Option/SAR Exercises in 2001 and Year End Option/SAR Values
     ----------------------------------------------------------------------

None of the named executive officers exercised options during 2001. The following table sets forth certain information regarding the number and value of unexercised options held by each of the named executive officers as of December 31, 2001. Amounts described in the following table under the heading "Value of Unexercised In-the-Money Options/SARs at Fiscal Year End" are determined by multiplying the number of shares underlying the options by the difference between the last reported per share sale price of the Company's common stock on December 31, 2001 and the per share option exercise price.


          ----------------------------------------------------------------------------------------------------
                                             Number of Securities
                                            Underlying Unexercised               Value of Unexercised
                                                Options/SARs at                  In-the-Money Options/
                                                Fiscal Year End                 SARs at Fiscal Year End
                                      ------------------------------------------------------------------------
                     Name                Exercisable      Unexercisable      Exercisable       Unexercisable
                     ----                -----------      -------------      -----------       -------------
          ----------------------------------------------------------------------------------------------------
          Fred H. Eller                           82,800           26,200            $931,500        $103,500
                                      ------------------------------------------------------------------------
          C. Duncan Burdette                       2,000           15,500                   0               0
                                      ------------------------------------------------------------------------
          Richard C. Leuck                        37,400           22,600            $414,000        $103,500
                                      ------------------------------------------------------------------------
          Jack L. Sutherland                       4,000           26,000                   0               0
                                      ------------------------------------------------------------------------
          Paul L. Vogel                           33,400           30,600            $372,600        $248,400
          ----------------------------------------------------------------------------------------------------

                              Employment Agreements
                              ---------------------

Each of the executive officers other than Mr. Burdette who are named in the compensation table serves pursuant to an Employment Agreement with the Company. Base salaries are fixed periodically by the Board of Directors and bonuses are paid annually based on agreed performance criteria. Mr. Vogel receives commission income in lieu of a base salary and bonus. The Agreements do not have specific termination dates other than death or disability of the officer. In the event of a termination for Cause, the officer will only be entitled to payment of base salary through the date of termination. If the officer (i) is terminated without Cause, (ii) is not offered employment after a Change of Control or (iii) voluntarily resigns, he will be entitled to compensation for 24 months in an annual amount equal to 100% of his base salary as of the end of the most recent quarter plus the average of his bonus compensation (or, in Mr. Vogel's case, he is paid at an annual rate which approximates his commissions earned in the most recent year) for the two most recent years prior to termination. The two-year payment period is designed to coincide with the non-compete covenants in the Agreements, which provide that the officer will not, for the period of employment and two (2) years thereafter, solicit customers of the Company to become customers of another entity or induce, or seek to induce, employees to leave the employ of the Company.

                          Transactions with Management
                          ----------------------------

Some of the directors and officers of the Company and of its subsidiary bank, and members of their immediate families and firms and corporations with which they are associated, have had transactions with the Bank, including borrowings and investments. All such loans and investments have been made in the ordinary course of business, have been made on substantially the same terms, including interest rate paid or charged and collateral required, as those prevailing at the time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectability or present other unfavorable features. As of December 31, 2001, the aggregate outstanding amount of all loans to officers and directors of the Company and to firms and corporations in which they have at least a 10% beneficial interest was approximately $19,500,000.

                               Performance Graph
                               -----------------

The Common Stock of the Company is not listed or traded on an exchange. It is, however, traded from time-to-time over the counter and quoted on the Nasdaq Bulletin Board. The following graph depicts the cumulative total shareholder return on the Company's Common Stock from December 31, 1996 through December 31, 2001. The graph compares the Common Stock of Enterbank Holdings, Inc. with the Nasdaq Stock Market Composite Index for United States Companies and an industry peer group. The peer group is determined using an SIC code (6710) which is a group of bank and financial holding companies that are Nasdaq traded and are similar in nature to the Company. The comparisons reflected in the graph, however, are not intended to forecast the future performance of the Common Stock of the Company and may not be indicative of such future performance. The graph assumes an investment of $100.00 in the Common Stock and each index on December 31, 1996 and the reinvestment of all dividends. The beginning stock price for the Company's Common Stock was $4.58 per share on December 31, 1996 and the ending price was $11.50 per share on December 31, 2001.

                Comparison of Five-Year Comulative Total Returns
                             Performance Graph for
                            Enterbank Holdings, Inc.

                                    [GRAPH]

---------------------- --------------- --------------- ---------------- ----------------- ----------------- --------------
                             12/31/96        12/31/97         12/31/98          12/31/99          12/31/00       12/31/01
---------------------- --------------- --------------- ---------------- ----------------- ----------------- --------------
Enterbank                       100.0           148.2            227.5             403.1             354.4          256.0
---------------------- --------------- --------------- ---------------- ----------------- ----------------- --------------
Nasdaq Market                   100.0           122.5            172.7             320.9             193.0          153.2
---------------------- --------------- --------------- ---------------- ----------------- ----------------- --------------
Peer Group                      100.0           168.9            172.5             165.2             193.0          211.1
---------------------- --------------- --------------- ---------------- ----------------- ----------------- --------------

Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year end, is not a trading day, the preceding day is used.
D.   The index level for all series was set to $100.00 on 12/31/1996.
E. Data for Enterbank Holdings, Inc. was provided by the Company based upon periodic trading data.
F. Market and Peer Group data was supplied by The University of Chicago Graduate School of Business, Center for Research in Security Prices.

Information Regarding Beneficial Ownership of Principal Shareholders, Directors
                                 and Management

The following table sets forth, as of March 8, 2002, certain information concerning the ownership of Common Stock by each director of the Company, each of the executive officers, including the name executive officers, and all directors and executives officers as a group. The Company is not aware of any shareholders that beneficially owned more than 5% of the outstanding common shares of the Company as of such date. As of March 8, 2002 there were 9,309,451 shares of Common Stock outstanding.

                                                                                   Percentage
                                                                                   ----------
          Beneficial Owner                                   Number of Shares   Ownership (1)(2)
          ----------------                                   ----------------   ----------------
          Ronald E. Henges (3) (5) (6)                               444,363                4.7%
          Fred H. Eller (3) (4) (5)                                  386,423                4.1%
          Kevin C. Eichner (3) (5) (7)                               332,358                3.5%
          Paul R. Cahn (8) (9) (14)                                  292,629                3.5%
          James E. Graser (3) (5) (19)                               177,743                1.8%
          James C. Wagner (3) (5) (22)                               160,113                1.7%
          Richard C. Leuck (3) (5) (20)                              138,981                1.4%
          William B. Moskoff (8) (10) (14)                           135,077                1.4%
          Robert E. Saur (11)                                        132,435                1.4%
          Paul L. Vogel (3) (5) (21)                                 119,604                1.2%
          Paul J. McKee, Jr. (27)                                    108,230                1.1%
          Jack L. Sutherland (3) (5) (26)                             83,951                   *
          Ted C. Wetterau (8) (14) (18)                               67,820                   *
          Henry D. Warshaw (3) (8) (12) (13) (15)                     65,902                   *
          Birch M. Mullins (23)                                       53,550                   *
          Richard S. Masinton (3) (24)                                43,121                   *
          James L. Wilhite (8) (15) (16)                              37,163                   *
          Ted A. Murray (3) (25)                                      23,883                   *
          C. Duncan Burdette (3) (29)                                 23,500                   *
          James A. Williams (8) (15) (17)                             19,520                   *
          Stephen A. Oliver (28)                                      10,000                   *
          Frank H. Sanfilippo                                              0                   *
          All Directors and Executive Officers as a Group          2,346,710               24.1%
          (22 persons)

*  Less than 1%

(1) Pursuant to the rules of the Securities and Exchange Commission, certain shares of Common Stock which a person has the right to acquire within 60 days pursuant to the exercise of stock options and warrants are deemed to be outstanding for the purpose of computing beneficial ownership and the percentages of ownership of that person, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. All directors and officers as a group hold options to purchase an aggregate of 414,736 shares of Common Stock.

(2) Unless otherwise indicated, the named person has sole voting and investment power for all shares shown.

(3) Includes options outstanding and exercisable as of March 15, 2002, or within 60 days thereafter, including those beneficially owned by the named person, as follows: Mr. Eichner, 61,000 shares; Mr. Eller, 91,800 shares; Mr. Henges, 61,000 shares; Mr. Graser, 46,400 shares; Mr. Wagner, 31,400 shares; Mr. Leuck, 46,400 shares; Mr. Vogel, 33,400 shares; Mr. Warshaw, 14,122 shares; Mr. Masinton, 3,857 shares; Mr. Sutherland, 4,000 shares; Mr. Murray, 3,857 shares; Mr. Burdette, 17,500 shares; all directors and executive officers as a group, 414,736 shares.

(4) Includes 60 shares held in the name of Mr. Eller to which Mr. Eller has sole voting and investment power; 45,540 shares held in trust for the benefit of Mr. Eller's spouse to which Mr. Eller has shared voting and investment power; 109,215 shares held in the Eller Family Partnership to which Mr. Eller has shared voting and investment power; and 67,000 shares held in Mr. Eller's trust to which Mr. Eller has sole voting and investment power.

(5) Includes all of the 72,808 shares held by EBSP III, LLC where Mr. Eller, Mr. Henges, Mr. Eichner, Mr. Sutherland, Mr. Graser, Mr. Leuck, Mr. Vogel and Mr. Wagner each own a 1/8th partnership interest, and for which each of the named persons holds shared voting and investment power.

(6) Includes 231,285 shares held of record by Henges Equity, L.P., of which Mr. Henges is the General Partner and has shared voting and investment power; 76,710 shares held by a partnership to which Mr. Henges has shared voting and investment power; 60 shares held in the name of Mr. Henges in which Mr. Henges has sole voting and investment power; and 2,500 shares held jointly by Mr. Henges and his spouse to which Mr. Henges has shared voting and investment power.

(7) Includes 138,550 shares held in the name of Mr. Eichner in which he has sole voting and investment power and 60,000 shares held in Mr. Eichner's trust in which he has sole voting and investment power.

(8) When vested, Stock Appreciation Rights ("SARs") are included. Under the SAR Agreement, these could have a dilutive effect, as it is at the discretion of the Company whether compensation will be given in the form of cash or Common Stock. SARs that do not have value, due to a stock price that is lower than the grant price, are assumed to be zero.

(9) Excludes 89,940 shares held by two adult children of Mr. Cahn, as well as 37,850 shares held by the son in law of Mr. Cahn. Includes 15,000 shares held in trust for the benefit of Mr. Cahn's spouse, to which Mr. Cahn has shared voting and investment power; 1,000 shares held by the spouse of Mr. Cahn to which Mr. Cahn has shared voting and investment power; and 276,629 shares held of record by Cahn Family Partnership, L.P., to which Mr. Cahn has shared voting and investment power.

(10) Includes 115,077 shares held of record by Vasil's L.P., of which Mr. Moskoff is the General Partner and has shared voting and investment power and 20,000 in an Individual Retirement Account for the benefit of Mr. Moskoff to which Mr. Moskoff has sole voting and investment power.

(11) Includes 60 shares held in the name of Mr. Saur to which Mr. Saur has sole voting and investment power; 116,940 shares held in a trust for the benefit of Mr. Saur to which Mr. Saur has sole voting and investment power; and 15,435 shares held in a family partnership to which Mr. Saur has shared voting and investment power.

(12) Includes 25,740 held in an Individual Retirement Account for the benefit of Mr. Warshaw, to which Mr. Warshaw has sole voting and investment power; and 25,980 shares held in an Individual Retirement Account for the benefit of the spouse of Mr. Warshaw, to which Mr. Warshaw has shared voting and investment power; and 60 shares in the name of Mr. Warshaw to which Mr. Warshaw has sole voting and investment power.

(13) Mr. Warshaw, in addition to being a director of the Company, is affiliated with Moneta Group, Inc. The Company has a Customer Referral Agreement with Moneta Group, Inc. whose principals earn, or have earned, Enterbank Holdings, Inc. stock options (right to purchase) by referring customers to the Company.

(14) Excluded are 1,200 SARs. Under the SAR Agreement, these could have a dilutive effect, as it is at the discretion of the Company whether compensation will be given in the form of cash or Common Stock.

(15) Excluded are 4,800 SARs. Under the SAR Agreement, these could have a dilutive effect, as it is at the discretion of the Company whether compensation will be given in the form of cash or Common Stock. Mr. Warshaw, Mr. Wilhite and Mr. Williams were each granted a larger number of SARs than other directors because of their increased contributions as Bank Chairman for the Clayton, St. Peters and Sunset Hills boards, respectively.

(16) Includes 1,950 shares held in a trust for the benefit of the spouse of Mr. Wihite of which the spouse of Mr. Wilhite is trustee, and Mr. Wilhite has shared voting and investment power; 3 shares in the name of Mr. Wilhite to which Mr. Wilhite has sole voting and investment power; 15,500 shares held in Mr. Wilhite's trust in which he has sole voting and investment power; 3,000 shares held of record by the Wilhite Family Partnership, L.P., to which Mr. Wilhite has shared voting and investment power; and 16,710 shares held in an Individual Retirement Account for Mr. Wilhite in which Mr. Wilhite has sole voting and investment power.

(17) Includes 2,535 shares held by Mr. Williams held in an Individual Retirement Account for the benefit of Mr. Williams to which Mr. Williams has sole voting and investment power; 11,985 shares held in the name of Mr. Williams in which Mr. Williams has sole voting and investment power and 5,000 shares held in a joint trust account with the spouse of Mr. Williams in which Mr. Williams has shared voting and investment power.

(18) Includes 67,820 shares held of record by Wetterau Ventures, L.P. to which Mr. Wetterau is the General Partner and has shared voting and investment power.

(19) Includes 58,532 shares held in Mr. Graser's trust to which Mr. Graser has sole voting and investment power and 3 shares in the name of Mr. Graser to which Mr. Graser has sole voting and investment power.

(20) Includes 7,500 shares held in a trust of the spouse of Mr. Leuck for the benefit of Mr. Leuck to which Mr. Leuck has shared voting and investment power; 7,500 shares held in a trust of the spouse of Mr. Leuck, for the benefit of the spouse of Mr. Leuck, to which Mr. Leuck has shared shared voting and investment power; 4,770 shares held in an Individual Retirement Account for the benefit of Mr. Leuck to which Mr. Leuck has sole voting and investment power; and 3 shares held in the name of Mr. Leuck to which Mr. Leuck has sole voting and investment power.

(21) Includes 854 shares held in an Individual Retirement Account (SEP) for the benefit of Mr. Vogel to which Mr. Vogel has sole voting and investment power; 531 shares held in another Individual Retirement Account for the benefit of Mr. Vogel to which Mr. Vogel has sole voting and investment power; 10,000 shares held in the name of Mr. Vogel to which Mr. Vogel has sole voting and investment power; 1,820 shares held in a trust account for the benefit of Mr. Vogel to which Mr. Vogel has sole voting and investment power; and 191 shares held in an Individual Retirement Account for the benefit of the spouse of Mr. Vogel to which Mr. Vogel has shared voting and investment power.

(22) Includes 37,435 shares held jointly by Mr. Wagner and his spouse to which Mr. Wagner has shared voting and investment power and 18,470 shares held in a trust for the benefit of Mr. Wagner's children and other relatives. Mr. Wagner is a co-trustee and has shared voting and investment power and investment authority for this trust.

(23) Includes 53,550 shares held in the name of Mr. Mullins to which Mr. Mullins has sole voting and investment power.

(24) Includes 857 shares held in a trust of the spouse of Mr. Masinton, for the benefit of the spouse of Mr. Masinton, to which Mr. Masinton has shared voting and investment power; 500 shares held in an Individual Retirement Account for the benefit of Mr. Masinton to which Mr. Masinton has sole voting and investment power; and 37,907 shares held in a trust for the benefit of Mr. Masinton to which Mr. Masinton has sole voting and investment power.

(25) Includes 13,885 shares held in a trust of the spouse of Mr. Murray for the benefit of the spouse of Mr. Murray to which Mr. Murray has shared voting and investment power; 1,285 shares held in an Individual Retirement Account for the benefit of the spouse of Mr. Murray to which Mr. Murray has shared voting and investment power; 1,285 shares held in an Individual Retirement Account for the benefit of Mr. Murray to which Mr. Murray has sole voting and investment power; 2,571 shares held in the name of Mr. Murray to which Mr. Murray has sole voting and investment power; and 1,000 shares held jointly with his spouse to which Mr Murray has shared voting and investment power.

(26) Includes 7,143 shares held jointly by Mr. Sutherland and his spouse to which he has shared voting and investment power.

(27) Includes 3,830 shares held in a trust for the benefit of Mr. McKee, Jr. to which Mr. McKee, Jr. has sole voting and investment power; 65,422 shares held jointly by Mr. McKee, Jr. and his spouse to which Mr. McKee, Jr. has shared voting and investment power; and 38,978 shares held in an Individual Retirement Account for the benefit of Mr. McKee, Jr. to which Mr. McKee, Jr. has sole voting and investment power.

(28) Includes 10,000 shares held in the name of Mr. Oliver to which Mr. Oliver has sole voting and investment power.

(29) Includes 6,000 shares held in the name of Mr. Burdette to which Mr. Burdette has sole voting and investment power.

                         INDEPENDENT PUBLIC ACCOUNTANTS
                                (Proposal No. 2)

The Company engaged KPMG LLP to audit the Company's financial statements for the fiscal years ended December 31, 1999, 2000 and 2001. Representatives of KPMG LLP are expected to be present at the Annual Meeting of Shareholders. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Board of Directors has selected KPMG LLP to be the independent public accountants for calendar year 2002 and recommends that the appointment of the auditors be ratified by the shareholders. Although shareholder approval is not required, it is the policy of the Board of Directors to request, whenever possible, shareholder ratification of the appointment or reappointment of independent public accountants. If the shareholders do not ratify the selection of KPMG LLP, the Board of Directors will review the selection of independent accountants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF KPMG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

                                   NAME CHANGE
                                (Proposal No. 3)

Enterbank Holdings, Inc., formed in 1995, is the financial holding company for Enterprise Bank and Enterprise Trust, a division of Enterprise Bank. The Board of Directors proposes, subject to shareholder approval, to amend its Certificate of Incorporation to change its name from Enterbank Holdings, Inc. to Enterprise Financial Services Corp. The Board believes that changing the Company's name to more closely correspond with the name of its subsidiaries will increase public awareness and identification of the relationship between the Company and its subsidiaries. As the Company expands its financial services, the Board believes that it will become increasingly important that there is a common underlying public identity, or "brand", among its various businesses. The Board also believes that heightened identity of the Company with the businesses of its subsidiaries should result from the name change and should thereby increase awareness of the Company in the investment markets. Changing the name of the Company will not require shareholders to have current stock certificates reissued with the new name.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION

            Section 16 (a) Beneficial Ownership Reporting Compliance

Section 16 (a) of the Securities and Exchange Act of 1934 requires the Company's directors, executive officers, and holders of more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common of the

Company. Such officers, directors and 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16 (a) forms they file. To the Company's knowledge, based solely on reviews of copies of such reports furnished to the Company and written representations that no other reports were required, during 2001 all Section 16(a) filing requirements were complied with on a timely basis except that Robert E. Saur neglected to timely file a Form 4 reporting a purchase of Company shares by his trust; Stephen A. Oliver incorrectly reported the number of Company shares held in his name on his Initial Statement of Beneficial Ownership and his Annual Statement of Beneficial Ownership; and Paul J. McKee, Jr. incorrectly reported the number of shares held in his IRA account on his Initial Statement of Beneficial Ownership. Mr. Saur has since filed the required Form 4, Mr. Oliver has filed amended Initial and Annual Statements, and Mr. McKee, Jr. has filed an amended Initial Statement

                            PROPOSALS OF STOCKHOLDERS

Shareholders are entitled to present proposals for action at a forthcoming Shareholders' meeting if they comply with the requirements of the SEC proxy rules. Any proposals intended to be presented at the 2003 Annual Meeting of Shareholders of the Company must be received at the Company's principal office at 150 N. Meramec, Clayton, Missouri 63105 on or before November 25, 2002 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

                                  OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors of the Company does not intend to present, nor has it been informed that other persons intend to present, any matters for action at the Annual Meeting, other than those specifically referred to herein. If, however, any other matters should properly come before the Annual Meeting, it is the intention of the persons named on the Proxy Card to vote the shares represented thereby in accordance with their judgement as to the best interests of the Company on such matters.

By Order of the Board of Directors,



James C. Wagner, Secretary

                                   Appendix A

                            Enterbank Holdings, Inc.
                            Audit Committee Charter

--------------------------------------------------------------------------------

                             Audit Committee Purpose

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

..    Monitor the integrity of the company's financial reporting process and systems of internal controls regarding finance, legal, and accounting compliance.
..    Monitor the independence and performance of the Company's independent auditors and internal auditing department.
..    Help facilitate communication among the Company's Independent Auditors, management, internal auditing department, and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and it has direct access to the Independent Auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts that it deems necessary in the performance of its duties.

                    Audit Committee Compensation and Meetings

The Audit Committee shall be comprised of three directors, as determined by the Board, each of whom shall be independent, non-executive directors free from any relationship that would interfere with the exercise of his or her independent judgement. All members of the Committee shall have a basic understanding of finance and accounting principles and be able to read and understand fundamental financial statements. At least one member of the Committee shall have accounting or related financial management expertise as will be determined by the Board of Directors.

Audit Committee members shall be appointed by the Board of Directors. The members of the Committee may designate a chairman by a majority vote of the Committee membership.

The Committee shall meet at least four times per year or more frequently as circumstances dictate. The Audit Committee chairperson shall prepare an agenda for each meeting. The Committee should feel free to call a meeting with any members of the Internal Audit department, the Independent Auditors, management, or any employee of the Company at their discretion. The Committee will review appropriate quarterly filings.

                   Audit Committee Responsibilities and Duties

                                Review Procedures

1. Review and reassess the adequacy of this charter at least annually. Submit the charter to the Board of Directors for approval and have the document published, at least every three years in accordance with SEC regulation.
2. Review the Company's annual audited financial statements prior to filing or distribution. This review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgement.
3. In consultation with management, the Independent Auditors and the Internal Auditors consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to control, monitor, and report such exposures. Review significant filings prepared by the Independent Auditors and the internal auditing department together with management responses.
4. Review with financial management and the Independent Auditors the Company's quarterly financial results. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the Independent Auditors. The chair of the Committee may represent the entire Audit Committee for purposes of this review.

                              Independent Auditors

5. The Independent Auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the Auditors and annually recommend to the Board of Directors the appointment of the Independent Auditors or approve any discharge of Auditors when circumstances warrant.
6. Approve the fees and other significant compensation to be paid to the Independent Auditors.
7. On an annual basis the Committee should review and discuss with Independent Auditors all significant relationships they have with the Company that could impair the Auditors independence.
8. Review the Independent Auditors plan. Discuss scope, staffing, locations, reliance upon management, internal audit, and general audit approach.
9.    Discuss the results of the year-end audit with Independent Auditors.
10. Consider the Independent Auditors judgment about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

                 Internal Audit Department and Legal Compliance

11. Review the budget plan, the changes in plan activities, organizational structure, and qualifications of the Internal Audit Department as needed.
12. Review the appointment, performance, and replacement of the senior Internal Audit executive.
13. Review significant reports prepared by the Internal Audit department together with management's response and follow up to these reports.
14. Review any legal matters brought forth to the Committee by the Company's legal counsel, which could have a significant impact on the organization's financial statements and the Company's compliance with applicable laws including regulations and inquiries received from regulators or governmental agencies.

                     Other Audit Committee Responsibilities

15. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. This report should be included in the Company's Annual Proxy Statement or Special Proxy Statement, if applicable.
16. Perform any other activities consistent with this charter, the Company's Bylaws and governing law as the Committee and Board deems necessary or appropriate.
17. Maintain minutes of meetings and periodically report to the Board of Directors significant results of the forgoing activities.

                                   Membership

Richard S. Masinton, Birch M. Mullins, and William B. Moskoff serve on the Audit Committee.

                            ENTERBANK HOLDINGS, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 29, 2002

     The undersigned hereby appoints Paul J. McKee, Jr., Kevin C. Eichner and Fred H. Eller, and each of them, with our without the others, proxies with full power of substitution to vote as designated below, all shares of stock of Enterbank Holdings, Inc. (the "Company") that the undersigned signatory hereof would be entitled to vote if personally present at the Annual Meeting of Stock holders of the Company to be held at the Marriott West, 600 Maryville Centre Drive, St. Louis, Missouri on Monday, April 29, 2002 at 8:30 a.m. and adjournment or postponement thereof, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for such meeting, receipt of which is hereby acknowledged.

1. ELECTION OF DIRECTORS
   Election of seventeen directors to hold office until the next Annual Meeting of Stockholders or until their successors shall have been duly elected and qualified.




   0 FOR all nominees listed below                            0 WITHHOLD AUTHORITY to vote
     (Except as marked to the contrary below)                   FOR all nominees as listed below
   ___Fred H. Eller               ___Paul J. McKee, Jr.              ___Kevin C. Eichner                ___Ronald E. Henges
   ___Paul R. Cahn                ___William B. Moskoff              ___Birch M. Mullins                ___Robert E. Saur
   ___Henry D. Warshaw            ___James L. Wilhite                ___James A. Williams               ___Ted C. Wetterau
   ___Paul L. Vogel               ___Stephen A. Oliver               ___Richard S. Masinton             ___Ted A. Murray
   ___Jack L. Sutherland

   INSTRUCTIONS: You may vote for all directors by marking where indicated above "FOR all nominees listed below", withhold your vote until the meeting by marking where indicated above "WITHHOLD AUTHORITY to vote" or vote for individual director(s) by marking next to each name the number of votes to be cast for that person.

2. Ratification and Approval of KPMG LLP as auditors for the year ending December 31, 2002.
   0 FOR                          0 AGAINST                 0 ABSTAIN

3. Approve an amendment to the Certificate of Incorporation changing the name of the Company from Enterbank Holdings, Inc. to Enterprise Financial Services Corp.
   0 FOR                          0 AGAINST                 0 ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES LISTED IN PROPOSAL 1, PROPOSAL 2 AND PROPOSAL 3.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please date, sign and return this Proxy card by mail, postage prepaid.



                                       Date: __________________________, 2002

                                       Sign Here: _____________________________

                                       ________________________________________


(Please sign exactly as name appears on the label for this mailing. When stock is registered jointly, all owners must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.)

WHETHER OR NOT YOU PLAN ON ATTENDING THE ANNUAL MEETING, PLEASE COMPLETE AND RETURN THIS PROXY.